Loan No. 31-0966953
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the 27th day of December, 2024 by 9460 Wilshire Blvd (BH) Owner, L.P., CIM/11600 Wilshire (Los Angeles), L.P. and CIM/11620 Wilshire (Los Angeles), L.P., each a Delaware limited partnership, each having its principal place of business at 4700 Wilshire Boulevard, Los Angeles, California 90010 (individually and/or collectively, as the context may require, “Borrower”) and CREATIVE MEDIA & COMMUNITY TRUST, a Maryland corporation, having an office at 4700 Wilshire Boulevard, Los Angeles, California 90010 (“Guarantor”; Borrower and Guarantor, individually and/or collectively, as the context may require, “Indemnitor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at c/o Wells Fargo Commercial Mortgage Servicing, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202 (together with its successors and/or assigns, “Wells”), BANK OF AMERICA, N.A., a national banking association, having an address at 620 South Tryon Street, NC1-030-21-01, Charlotte, North Carolina 28255 (together with its successors and/or assigns, “BofA”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or assigns, “JPM” and, collectively with Wells and BofA, “Indemnitee”) and other Indemnified Parties (defined below).
RECITALS:
A.Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of One Hundred Five Million and No/100 Dollars ($105,000,000.00) pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
B.Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
C.Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.
AGREEMENT
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed by that certain Phase I Environmental Site Assessment Report, dated October 18, 2024, prepared by Partner Engineering and Science, Inc., as Project No. 24-469268.1, that certain Phase I Environmental Site Assessment Report, dated October 25, 2024, prepared by Partner Engineering and Science, Inc., as Project No. 24-469268.3, that certain Phase I Environmental Site Assessment, dated November 5, 2024, prepared by EBI Consulting, as Project No. 031338-PR (collectively, referred to below as the “Environmental Report”), a copy of which has been received by Indemnitee, (a) to Indemnitor’s actual knowledge without inquiry, there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto (if required under such Environmental Laws); (b) to Indemnitor’s actual knowledge without inquiry, there are no past, present or threatened Releases (defined below) in violation of Environmental Law of Hazardous Substances in, on, under or from the Property which have not been fully remediated to the extent required by Environmental Law; (c) to Indemnitor’s actual knowledge without inquiry, there is no threat of any Release in violation of Environmental Law of Hazardous Substances migrating to the Property; (d) Indemnitor does not know of, and has not received any written notice from any governmental entity regarding, any past or present material non-compliance with Environmental Laws (or with permits issued pursuant thereto) in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental contamination in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) to Indemnitor’s actual knowledge, Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all material information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; (g) to Indemnitor’s knowledge, the Property currently displays no evidence of any significant water infiltration or water damage; (h) Indemnitor has not received any written complaints by tenants at the Property regarding water infiltration or water damage or leaks or odors related thereto; and (i) to Indemnitor’s knowledge, the Property currently displays no conspicuous evidence of the growth of any significant Microbial Matter.
2.ENVIRONMENTAL COVENANTS. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property by Indemnitor shall be in compliance with all Environmental Laws and permits issued pursuant thereto (to the extent required under such Environmental Laws), and Indemnitor shall make commercially reasonable efforts to ensure that any other Person shall comply with the same; (b) Indemnitor shall not cause and shall use its commercially reasonable efforts to cause any other Person to prevent any unpermitted Releases in violation of Environmental Law of Hazardous Substances in, on, under or from the Property; (c) Indemnitor shall make commercially reasonable efforts to cause there to be no Hazardous Substances in, on, or under the Property, except those Hazardous Substances that are in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent required under such Environmental Laws); (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition required to be remediated under Environmental Law in, on, under or from the Property; (ii) comply with any other Environmental Law; and (iii) comply with any directive from any Governmental Authority to the extent made in accordance with Environmental Law; (g) Indemnitor shall not do, and shall use commercially reasonable efforts to not, allow any tenant or other user of the Property to do, any act involving Hazardous Substances that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (h) upon obtaining knowledge or receiving notice, as applicable, of any of the following circumstances, Indemnitor shall promptly notify Indemnitee in writing of (A) any known presence or Releases in violation of Environmental Law or threatened Releases in violation of Environmental Law of Hazardous Substances in, on, under, from or migrating towards the Property that could reasonably be considered to be in violation of Environmental Laws or result in liability hereunder; (B) any non-compliance with any Environmental Laws related to the Property; (C) any actual or potential Environmental Lien; (D) any Remediation of environmental conditions relating to the Property that is required under Environmental Law or proposed in writing by a governmental entity; and (E) any written or oral notice or other communication of which any Indemnitor receives from any source whatsoever (including but not limited to a governmental entity) relating Releases or potential non-compliance concerning to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property that could reasonably be considered to be in violation of Environmental Laws or result in liability hereunder, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; (i) upon request by Indemnitee (at any time when Indemnitee has a reasonable basis to believe there exists any water damage at the Property), Borrower shall engage an engineering consultant reasonably acceptable to Indemnitee to conduct (and such consultant shall conduct) an inspection for water damage; (j) upon request by Indemnitee (at any time when Indemnitee has a reasonable basis to believe there exists any growth of Microbial Matter at the Property), Borrower shall engage an environmental consultant reasonably acceptable to Indemnitee to conduct (and such consultant shall conduct) an inspection for evidence of the growth of Microbial Matter; (k) Borrower shall promptly adopt a remediation plan reasonably acceptable to Indemnitee with respect to any water damage or Microbial Matter identified on the Property; (l) Borrower shall undertake any course of action required under Environmental Law by the Environmental Protection Agency to prevent the growth of Microbial Matter; and (m) Borrower shall comply with any and all Environmental Laws at any time in effect with respect to Microbial Matter.
3.INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on the Property that does not, in the reasonable discretion of the Indemnified Parties, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affects the value of the Property, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor’s sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties and reasonably connected with the suspected presence or Release of a Hazardous Substance on the Property) and take any samples of soil, groundwater or other water, air, or building materials or any related invasive testing reasonably requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing (and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof); provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on the Property that, in the reasonable judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, on not less than one (1) Business Day prior written notice to Indemnitor, to enter upon the Property at all reasonable times (subject to the rights of Tenants) to assess any and all aspects of the environmental condition of the Property and its use, as it relates to the suspected presence or Release of a Hazardous Substance on the Property, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties and reasonably connected with the suspected presence or Release of a Hazardous Substance on the Property) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property, and shall have the right to accompany such Persons who so enter the Property.

4.INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any environmental matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property caused by Hazardous Substances or any violation of Environmental Law, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property, that are caused by Hazardous Substances or any violation of Environmental Law; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations relating to Hazardous Substances and/or Environmental Law pursuant to this Agreement. Notwithstanding the foregoing,

Indemnitor shall not have any indemnification obligations or liabilities to Indemnitee under this Agreement with respect to any Losses to the extent arising out of Hazardous Substances in, on, under or about the Property (A) that were (i) not present prior to the date that Indemnitee or its nominee acquired title to the Property (and in no event resulting from or relating to a condition existing or which may have existed prior to the date that Indemnitee or its nominee acquired title to the Property), whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure, or otherwise or (ii) due to Indemnitee’s willful misconduct or gross negligence, and (B) that were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.
5.DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. In connection with any Legal Action for which Indemnitor is obligated to indemnify any Indemnified Party hereunder, upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, in the event that there is a conflict of interest or any Indemnified Party reasonably determines that Indemnitor’s counsel is not adequately representing their interests, any Indemnified Parties may, in their reasonable discretion, engage (at such Indemnified Party’s expense) their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding as such claim or proceeding relates to such Indemnified Parties, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with any Legal Action for which Indemnitor is obligated to indemnify any Indemnified Party hereunder, upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable, out-of-pocket fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
6.DEFINITIONS. Capitalized terms used herein but not herein defined shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings: The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health as it relates to any Hazardous Substance, or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health relating to Hazardous Substances or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the

Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; those portions of the Occupational Safety and Health Act relating to Hazardous Substances; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the Rivers and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity in connection with any Hazardous Substances; relating to nuisance, trespass or other causes of action related to the Property relating to Hazardous Substances; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Property relating to Hazardous Substances.
The term “Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that have been determined under Environmental Law to have a negative impact on human health or the environment, including but not limited to Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. The foregoing shall be deemed to exclude substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or gasoline, diesel, petroleum or other fuel in the tanks of, or present in small amounts on the surfaces of parking lots or driveways due to normal leakage from, equipment associated with operations or automobiles located on the Property, provided the same (i) have been and continue to be in compliance with all Environmental Laws, (ii) have not and do not result in contamination of the Property in violation of any Environmental Laws and (iii) have not had and do not otherwise have a Material Adverse Effect.
The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business). For the avoidance of doubt, Indemnified Parties shall specifically exclude any successor owner of the Property that acquires all or part of the Property by any foreclosure, deed in lieu of foreclosure or post foreclosure transfer that is not Indemnitee, any of its participants or an Affiliate, nominee or designee of Indemnitee.
The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.
The term “Losses” includes any actual losses, damages, costs (which, in the case of costs of any Indemnified Party (as opposed to costs payable by an Indemnified Party to a third person), shall be limited to out-of-pocket costs), fees, expenses (which, in the case of the expenses of any Indemnified Party (as opposed to expenses payable by an Indemnified Party to a third person), shall be limited to reasonably incurred expenses), claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs (which, in the case of the litigation costs of any Indemnified Party (as opposed to litigation costs payable by an Indemnified Party to a third person), shall be limited to reasonable, out-of-pocket litigation costs), reasonable out-of-pocket attorneys’ fees, reasonable out-of-pocket engineers’ fees, reasonable out-of-pocket environmental consultants’ fees, and reasonable out-of-pocket investigation costs (including but not limited to reasonable out-of-pocket costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, provided, however, that the term “Losses” shall specifically exclude lost profits, lost opportunities, consequential damages and punitive damages, in each case, unless such excluded damages are actually asserted against the party entitled to indemnification, payment or reimbursement by a third party.
The term “Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living and that could reasonably be expected to have a material and negative impact on human health or the environment, be in violation of Environmental Laws or result in liability under this Agreement.
The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.
7.OPERATIONS AND MAINTENANCE PROGRAMS. If recommended by the Environmental Report or any other assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall implement and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee, which program shall address any asbestos-containing material, lead based paint, mold and/or other applicable environmental conditions that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, with respect to such operations and maintenance programs, Indemnitee may require (a) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may reasonably specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters and (c) at Indemnitor’s sole cost and expense, supplemental examination of the Property by consultants reasonably specified by Indemnitee. Indemnitor’s failure to comply with the foregoing provisions of this Section 7 within thirty (30) days of notice from Indemnitee shall, at Indemnitee’s option, constitute an Event of Default.
8.UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
9.ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
10.SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, in the event (i) the Loan is paid in full in the ordinary course, (ii) Indemnitor delivers to Indemnitee a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as Indemnitee may require in its reasonable discretion, which concludes that there is no evidence that the Property contains any Hazardous Substances and the Property is not subject to any significant risk of contamination from any off site Hazardous Substances, in each case, in violation of the representations, warranties, and covenants set forth in this Agreement and the other Loan Documents and that there is no evidence that the Property contains any Hazardous Materials that constitutes a recognized environmental condition or in connection with which there is any recommended action, each as determined by Indemnitee in its reasonable discretion, and (iii) no Event of Default exists and is continuing under this Agreement or in any of the other Loan Documents, Indemnitor shall be released from its obligations set forth herein on the first (1st) anniversary of the date on which items (i)-(iii) above are satisfied.
11.INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

12.WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(i) EACH OF INDEMNITOR AND THE INDEMNIFIED PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF INDEMNITOR OR ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.
13.SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances in violation of Environmental Law at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.
14.INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:
1. it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
2. its execution of, and compliance with, this Agreement will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or, to Indemnitor’s actual knowledge without inquiry, result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
3. to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against it which, either in any one instance or in the aggregate, could reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
4. it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
5. to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
6. this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application relating to the enforcement of creditors’ rights and to general principles of equity.

15.NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
16.NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 20 hereof.
17.INTENTIONALLY OMITTED.
18.INTENTIONALLY OMITTED.
19.INTENTIONALLY OMITTED.
20.NOTICES. All notices or other written communications hereunder shall be made in accordance with Article 14 of the Loan Agreement. Notices to Guarantor shall be sent to it at its address given in or pursuant to the first paragraph hereof.
21.DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
22.NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
23.HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
24.NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever. This Agreement is for the sole benefit of the Indemnified Parties and Indemnitor and their respective successors and assigns, and is not for the benefit of any other party. Nothing contained in this Agreement shall be deemed to confer upon anyone other than the Indemnified Parties and Indemnitor and their respective successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.
25.RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
26.RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
27.INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
28.GOVERNING LAW.
A. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING, THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

B. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF INDEMNITOR AND INDEMNITEE WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

PARACORP INCORPORATED
2140 SOUTH DUPONT HIGHWAY
CAMDEN, DELAWARE 19934

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

29.MISCELLANEOUS. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(i) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable, out-of-pocket legal fees and disbursements of Indemnitee.
(ii) If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
(iii) This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.
30.STATE SPECIFIC PROVISIONS.
(i)In the event of any inconsistencies between the terms and conditions of this Section 30 and the other terms and conditions of this Agreement, the terms and conditions of this Section 30 shall control and be binding. The term “Lender” as used in this Section 30 shall be deemed to mean and refer to Indemnitee.
(ii)Waivers. In connection with the enforcement of Indemnitor’s obligations under this Agreement, Guarantor hereby waives:
i.(i) Any rights of Guarantor of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity, and any other rights and defenses that are or may become available to Guarantor or any other person or entity by reasons of Sections 2787 - 2855, inclusive of the California Civil Code;
ii.(ii) All rights and defenses arising out of any election of remedies by Lender even though that election of remedies, such as a non-judicial foreclosure with respect to the security for the obligations under this Agreement, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or any similar law of California or of any other State or of the United States; and
iii.(iii) All rights and defenses that Guarantor may have because the obligations under this Agreement are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure.

iv.The provisions of this Subsection (iii) mean, among other things:
(y) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Loan; and
(z) If Lender forecloses on real property collateral pledged by Borrower:
The obligations under this Agreement may be reduced only by the price for which such real property collateral is sold at the foreclosure sale, even if such real property collateral is worth more than the sale price; and
Lender may collect from Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.
The foregoing is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure.
i.(iv) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, and
ii.(v) without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 in connection with the enforcement of Indemnitor’s obligations under this Agreement.
a.Loan Amount No Limitation. The amount of Indemnitor’s liability under this Agreement is unrelated to, and independent of, the amount of any loss that Lender may suffer by reason of the failure of the Loan to be repaid in full, and shall not be determined by reference to the amount of any Loan loss. No amount paid to Lender pursuant to this Agreement shall be considered to be paid on account of the Loan or any deficiency or loss suffered by Lender by reason of the failure of the Loan to be repaid in full. The enforcement of this Agreement by Lender shall not be construed as an indirect attempt to recover any such Loan loss. Indemnitor acknowledges that Indemnitor may have liability under this Agreement even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Security Instrument, and that the amount of Indemnitor’s liability hereunder could exceed the entire amount paid by Indemnitor for the Property.

b.Legal Effect of Agreement. Indemnitor and Lender agree that: (i) this Agreement is intended as Lender’s written request for information (and Indemnitor’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and (ii) each provision in this Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Indemnitor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that Indemnitor’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Security Instrument; and (iii) the satisfaction of all of Indemnitor’s obligations under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents, each for the period set forth in this Agreement.
c.Inspection Rights. Lender shall have the right to enter and inspect the Property for any Hazardous Substances pursuant to California Civil Code Section 2929.5, to obtain a court order to enforce that right, and to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Lender’s right to enter and inspect the Property.
d.Remedies. Upon any breach of this Agreement (after the expiration of any applicable notice and cure periods), Lender shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all reasonable costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other reasonable out-of-pocket costs or expenses actually incurred or advanced by Lender (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by any Environmental Laws or which Lender believes necessary to protect the Property.
Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Indemnitor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Security Instrument.
a.Remedies Upon Environmental Impairment. Upon the occurrence and continuance of any Event of Default under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, in addition to any other remedies provided therein and applicable law, Lender shall have the right to waive its lien against the Property or any portion thereof, whether real property, fixtures or personal property, to the extent such Property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Indemnitor and all of Indemnitor’s assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Lender and Indemnitor, for purposes of California Code of Civil Procedure Section 726.5, Indemnitor shall have the burden of proving that Indemnitor or any related party (or any affiliate or agent of Indemnitor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances. Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, all judgments and awards entered against Indemnitor under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non-recourse or exculpatory provisions of the Note or Loan Agreement, and Indemnitor shall be fully and personally liable for all such judgments and awards entered against Indemnitor. Notwithstanding the foregoing, Guarantor shall have no liability for any diminution in value losses for which Borrower may have liability pursuant to this Section 30(g), it being understood that Lender may recover such diminution in value losses from Borrower only.
b.California Code Sections. This Agreement is intended to be cumulative of any rights of Lender under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. Indemnitor hereby agrees that, to the extent permitted by applicable Legal Requirements (defined herein), its liability hereunder shall not be affected by any restrictions or limitations which such statutes may contain. As used herein, “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Indemnitor or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Indemnitor, at any time in force affecting Indemnitor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
c.Survival. The indemnity in this Agreement is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor Section thereof, and shall survive the foreclosure, release or reconveyance of the Security Instrument, whether by payment of the Loan or any deed-in-lieu of foreclosure of the Property and shall thereafter only terminate as expressly and specifically provided herein.
d.Border Zone Property. Indemnitor represents and warrants to Lender that, to Indemnitor’s actual knowledge without inquiry, the Property has not been designated as Border Zone Property under the provisions of former California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith.
31.EXCULPATION. Notwithstanding anything appearing to the contrary in this Agreement, no principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Indemnitor or any legal representatives, successors or assigns of any of the foregoing (but specifically excluding Indemnitor to the extent of its liabilities hereunder) (each, an “Excluded Person”) shall be personally liable for the performance of the obligations of, or in respect of any claims against, Indemnitor arising under this Agreement. No personal judgment shall be sought or obtained against an Excluded Person in connection with this Agreement.
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IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed by Indemnitor and is effective as of the day and year first above written.
INDEMNITOR:
BORROWER:
9460 WILSHIRE BLVD (BH) OWNER, L.P., a Delaware limited partnership

By: 9460 Wilshire Blvd GP, LLC,
a Delaware limited liability company
its general partner

By: /s/David Thompson
David-Thompson
Vice President and Chief Financial Officer

CIM/11600 WILSHIRE (LOS ANGELES),LP, a Delaware limited partnership

By: CIM/11600 Wilshire (Los Angeles) GP, LLC, a Delaware limited liability company its general partner

By: /s/David Thompson
David-Thompson
Vice President and Chief Financial Officer

CIM/11620 WILSHIRE (LOS ANGELES), LP, a Delaware limited partnership

By: CIM/11620 Wilshire (Los Angeles) GP, LLC, a Delaware limited liability company its general partner

By: /s/David Thompson
David-Thompson
Vice President and Chief Financial Officer

GUARANTOR:
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION., a Maryland Corporation

By: /s/David Thompson
David-Thompson
Chief Executive Officer